                               PURCHASE AGREEMENT


         This Agreement, dated this _ day of February, 1999, SECURFONE AMERICA, INC., a Delaware corporation (the "Seller") and TELEDATA WORLD SERVICES, INC., a Nevada corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of SecurFone, Inc., formerly known as SecurFone America, Inc., a Delaware corporation (the "Company");

         WHEREAS, the Seller desires to sell and the Purchaser desires to buy such shares on the terms herein stated.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Sale of Shares. The Seller shall sell and transfer to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the outstanding shares of the Company.

2. Purchase Price. The purchase price for all of the shares referenced in paragraph 1 is as follows:

         a)       $498,000.00 cash, payable as follows:

                  i)       $198,000.00 paid to date;

                  ii)      $50,000.00 paid on January 28, 1999;

                  iii)     $50,000.00 paid on February 5, 1999;

                  iv)      $200,000.00 paid at closing date;

                  v) All pre-closing advances [paragraphs 2(a)(i) - 2(a)(iii)] shall be the subject of a Promissory Note from Seller to Purchaser secured by a Security Agreement of even date herewith, pledging all assets of Seller as collateral for the Promissory Note. The Promissory Note and Security Agreement shall be cancelled upon closing. If transaction does not close for any reason whatsoever, the Promissory Note shall be due and payable on April 15, 1999.

         b)       600,000 shares of stock of Purchaser delivered as follows:

                  i) 100,000 shares issued to the Seller at closing (the "Closing Shares");

                  ii) 500,000 issued at closing to an escrow agent, chosen by mutual consent, for a period of six (6) months, subject to the terms of the true-up provisions contained in paragraph 12 hereof (the "Escrowed Shares"), provided that 200,000 shares of the Escrowed Shares shall be released from escrow ninety
                           (90) days after the closing date if Seller has fulfilled its obligation to extend certain letters of credit for a twelve (12) month period as required in paragraph 5(t) hereof.

                  iii) As to both the 100,000 Closing Shares and the 500,00 Escrowed Shares, Seller shall have the right to "put" those shares to the purchaser at the expiration of the twelve (12) months from closing at a total price of $1,500,000.00. If Seller shall elect to "put" any or all of the Closing Shares at this price, the Purchaser shall have the following options in its sole discretion to satisfy this "put":

                           1. Purchase such shares from Seller at a total price of $1,500,000.00; or

                           2. Issue such additional shares to Seller as to compensate Seller for the difference in the then current market price for such shares and the sum of $1,500,000.00.

                  iv) All shares issued will be restricted pursuant to provisions of Rule 144 of the Securities and Exchange Commission; provided that the holding period for such shares shall commence on the closing date for purposes of Rule 144.

3. Closing Date. The closing shall take place on April 1, 1999, at the offices of the Purchaser in Atlanta, Georgia. At the closing, the Seller shall deliver to the Purchaser, free and clear of any and all claims, liens, charges and encumbrances, certificates for the Company's shares referred to in paragraph 1, in negotiable form.

4. Default by Seller. If the Seller shall fail or refuse to deliver any of the shares to the Purchaser at the closing, the Purchaser, without prejudice to its rights against the Seller, may refuse to consummate this Agreement and terminate all of its obligations hereunder.

5. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as follows:

         a) Corporate Action. The transactions contemplated by this Agreement have been duly authorized and approved on behalf of the Seller, and the Seller has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; other than stockholder approval the proxies for which Seller will have properly mailed to its shareholder prior to closing. This Agreement constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms.

         b) Corporate Status. The Company is, and will be on the closing date, a corporation duly organized, validly existing, and in good standing under the laws of Delaware; the copies of the Company's Certificate of Incorporation, and all amendments thereof to date, and of the Company's Bylaws as amended to date, certified by the Company's Secretary, which have been delivered to the Purchaser, are complete and correct as of the date of this Agreement. The Company is not licensed or qualified as a foreign corporation in any state.

         c) Common Shares. The aggregate number of shares that the Company is authorized to issue is __ common shares, $___ per share par value, all of which shares are issued and presently outstanding. All such shares have been validly issued and are fully paid and non-assessable.

         d) Title to Shares. The Seller is, and will be on the closing date, the owner, free and clear of any and all claims, liens, charges and encumbrances, of the number of the Company's shares set forth in subparagraph (c) of this paragraph; and on the closing date, Seller will be able to freely issue all such shares to Purchaser.

         e) Liabilities. The Company has no liabilities whatsoever as of the closing date, except as set forth on Exhibit "A" hereto.

                  Debt. By closing date, Seller will have paid to Telecom Category Management, Inc. the amount of $13,750.00.

         g) Litigation. There is no litigation pending or threatened against the Company except as described on Exhibit "B."

         h) Taxes. All of the Company's tax returns have been filed as required by all applicable laws, and all taxes shown thereon have been paid when due.

         i) Title to Assets. The Company has good and marketable title to all its properties and assets. A true and correct listing of the Company's inventory and equipment is attached hereto as Exhibit "C."

         j) FSP McLane Contract. Seller's distribution contract with FSP McLane has been properly assigned to the Company.

         k) No Inconsistent Obligations/No Violation. The Company is not, and will not on the closing date be, in default of any of its obligations or in violation of (i) its certificate of incorporation or bylaws or (ii) any unit writ, order, judgment, decree, law or ruling, which would have a material adverse effect on the Company.

         l) Employment Laws. The Company has complied with all material applicable federal and state laws relating to the employment of labor or benefits, including, without limitation, the provisions relating to wages, hours, collective bargaining, employee benefits and the payment of social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

         m) Obligations to the Seller. Any and all obligations of the Company to the Seller have been fully paid and satisfied.

         n) Intellectual Property. The Company has the means, rights and information required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by the Company including, without limitation the successful operation of the prepaid cellular telephone system.

         o) Copyright. The Company owns and has copyrighted its Buy-the-Minute brand name.

         p) UPC Codes. The Company owns all UPC codes associated with the Buy-the Minute brand prepaid cards.

         q) Consents. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement do not require the consent, approval or action of any person, firm or other entity, or any public, governmental or judicial authority.

         r) Real Property. The Company owns no real property which is used or useable in the Company's business.

         s) Material Contracts. Exhibit "D" attached hereto contains a listing of all written or oral material contracts or commitments of the Company.

         t) Environrnental Laws. The Company (including its predecessors for whose acts and omissions it is responsible) have complied in all respects with all material applicable laws, rules, regulations and ordinances relating to pollution and environmental control.

         u) Employment Contracts. There are no employment contracts between the Company and any individuals or entities except as provided on Exhibit "E" attached hereto. All employees except as noted on Exhibit "E" are "employees at will" as that term is defined under the applicable state law.

         v) Carrier Reseller Agreements. The Company currently has in place Carrier Reseller Agreements with each of the entities listed on Exhibit "F" hereof, and except as noted on Exhibit "F," none of these contracts are in default, and all charges pursuant to the Agreements have been paid in full.

         w) Letters of Credit. The Company currently has Letters of Credit posted on its behalf to support the Carrier Reseller Agreements described on Exhibit "F," in the amount of $1,000,000.000 as more specifically described on Exhibit "G" hereof. None of these Letters of Credit are in default. The Letters of Credit will remain in place until at least April 1, 1999, provided Purchaser pays $7,500.00 per month to the issuers or obligors on the Letters of Credit. The Seller further represents that it will extend the Letters of Credit for a period of one (1) year until April 1, 2000, provided that Purchaser:

                  i) Continues to pay the carrying charges of $7,500.00 per month;

                  ii)      Pays any and all bank extension fees; and

                  iii) Either puts up additional collateral to support the Letters of Credit in the amount of $250,000.00, or enters into a mutually agreeable "Lock-Box" arrangement for the payment of carrier charges.

         x) Brokers. No broker or finder has been employed the Seller in connection with the negotiations relative to this Agreement. All negotiations relative to this Agreement have been carried on directly by the Seller without the intervention of any third party other than legal counsel and accountants for the Seller and legal counsel and accountants for the Purchaser.

         y) Statements True and Correct. No representation or warranty made by the Seller nor any statement or certificate or instruction furnished to the Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

6. The Purchaser represents and warrants to and for the benefit of the Seller as follows:

         a) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with full power and authority to carry on the business in which it is engaged, to own the property owned by it and to perform its obligations under this Agreement.

         b) Corporate Action. The transactions contemplated by this Agreement have been duly authorized and approved on behalf of the Purchaser, and the Purchaser has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

         c) No Event of Breach or Default. The consummation of the transactions contemplated by this Agreement will not violate any Agreement, order, judgment or decree to which the Purchaser is a party or by which it is bound and will not violate any other restriction of any kind or character to which the Purchaser is subject.

         d) Broker. No broker or finder has been employed by the Purchaser in connection with the negotiations relative to this Agreement. All negotiations relative to this Agreement have been carried on directly by the Purchaser without the intervention of any third party other than legal counsel or accountants for the Purchaser and legal counsel and accountants for the Seller.

7.       Compliance with Securities Laws.

         a) The Seller acknowledges that the shares of Purchaser's Stock to be delivered to the Seller pursuant to this Agreement has not been registered under the Federal Securities Act of 1933, as amended (the "1933 Act"), and that therefore the stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act and the rules of the Securities and Exchange Commission interpreting the Act. The provisions contained in this Section are intended to ensure compliance with the 1933 Act. Purchaser acknowledges that the Seller is not presently in compliance with its filing requirements under the Securities Exchange Act of 1934.

         b) The Seller acknowledges being informed that the Purchaser's Stock must be held by the Seller indefinitely unless the Purchaser's Stock is registered for sale by such Seller under the 1933 Act or an exemption from such registration is available. Each Seller understands that any routine sale of the Purchaser Stock made in reliance upon Rule 144 of the Securities and Exchange Commission promulgated under the 1933 Act can be made only in limited amounts after the expiration of a period of one (1) year from the closing date and otherwise in accordance with the terms and conditions of Rule 144 and further understands that in the event that the exemption from registration provided by Rule 144 is not available, compliance with some other exemption under the 1933 Act will be required in the absence of registration.

         c) Purchaser may instruct its transfer agents not to transfer any of the Purchaser's Stock unless such agents have been advised by Purchaser or otherwise have been satisfied the Seller seeking to transfer shares has complied with the provisions of this Section.

8. Conduct of Business Pending Closing. Prior to the closing Seller agrees that:

         a) Ordinary Course. The business of the Company will be conducted only in the ordinary and usual course consistent with past practices.

         b) Corporate Documents. No change will be made in the Certificate of Incorporation or the Bylaws of the Company.

         c) Stock Shares. No change will be made in the authorized corporate shares of the Company.

         d) Dividends. No dividend or other distribution or payment will be declared or made in respect of the shares of the Company, and the Company will not directly or indirectly redeem, purchase, or otherwise acquire any of such shares.

         e) Operations, Inspection. The Company will continue to operate its business in the manner heretofore operated by it. No contracts or purchase orders, other than in the ordinary and usual course of business consistent with past practices, will be entered into or delivered by the Company. Until the closing, representatives of the Purchaser shall have the right, during the normal business hours, to visit the offices of the Company and observe the operation of the business and shall have access to all of the Company's records.

         f) Casualty. The Company will keep all of its inventory and other property fully insured against any loss, either by fire, other casualty, or theft. If prior to the closing date such property is totally or substantially damaged by reason of fire or other casualty, or is lost by reason of theft, the Purchaser may, in the exercise of its sole discretion, terminate this Agreement and all moneys previously deposited by it with the Seller shall be refunded to it and all parties shall be released from any further liability hereunder. If the Purchaser elects to consummate this transaction despite such damage or loss, it shall receive the proceeds of any insurance paid by reason of such damage or loss.

         g) Employee Compensation. Without first receiving written approval from Purchaser, no increase will be made in the compensation payable or to become payable by the Company to any officer, employee, or agent, nor will any bonus payment or arrangement be made by the Company to or with any officer, employee, or agent, except bonus payments to employees (officers and agents excluded) in accordance with the established practice of the Company.

         h) Status Quo. The Company will use its best efforts to preserve its business organization, to keep available the services of its officers and other employees, and to preserve friendly relations with its customers.

9. All existing Company bank accounts shall be transferred immediately to the Purchaser upon closing of this Agreement, together with any and all books and records of the Company.

10. Conditions to Obligations of the Purchaser. All obligations of the Purchaser are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the closing:

         a) Proceedings and Documents Satisfactory. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers relating thereto shall be satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have timely received copies of such documents and papers, all in form and substance satisfactory to Purchaser and its counsel, as requested by Purchaser or its counsel in connection therewith.

         b) Representations and Warranties. The representations and warranties contained in Section 6 of this Agreement, and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company or the Seller in connection with the transactions contemplated by this Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the closing date and shall be true at and as of such time.

         c) Compliance with Agreements and Conditions. The Seller and the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each such party prior to or on the closing date.

         d) Certificate of the Seller. The Seller shall have delivered to the Purchaser a certificate, executed by the Seller, or on behalf the Seller, dated the closing date, certifying in such detail as the Purchaser may reasonably request as to the fulfillment and satisfaction of the conditions specified in subparagraphs (b) and (c) above.

         e) Consents. The Seller shall have delivered to the Purchaser such consents and approvals from third parties as are necessary in the Purchaser's reasonable opinion for the continuation in full force and effect after the Closing (a) of the Company's contracts and agreements; and (b) of the Company's business in the same manner as conducted prior to the Closing.

         f) Miscellaneous. Purchaser and its counsel shall have received such other opinions, certifications and documents from the Company or the Seller as Purchaser and its counsel may reasonably request.

11. Indemnification and True-Up. The Seller shall indemnify the Purchaser, its successors and assigns (the "Indemnities"), in respect of: (a) all liabilities of the Company of any nature, whether accrued, absolute, contingent, or otherwise, existing at closing, to the extent not reflected on Exhibit "A" hereof; (b) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Seller, under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and
         (c) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing (collectively, "Indemnified Losses").

         The payment for Indemnified Losses described above shall be made by deducting from the Escrowed Shares such shares required to be sold at the end of the six (6) month Escrow Period to compensate Purchaser for its damages as stated above. For example, if the Indemnified Losses are determined by Purchaser to be $150,000.00 and the market price for the Purchaser's Stock at the end of the Escrow Period shall be $2.00 per share, the parties agree that the Escrow Agent shall disburse only 425,000 shares to Seller and shall return 75,000 shares to the Purchaser.

12. Injunction. The parties recognize that the rights conveyed herein are unique and that the failure to fulfill the obligations of this Agreement will cause irreparable injury to the other party. The parties agree that should it be proven that one party has defaulted hereunder, the injured party, in addition to other remedies provided by law, shall be entitled to a mandatory injunction, both temporarily and permanently, to restrain the defaulting party from failing to perform in accordance with the terms of this Agreement.

13. Survival of Representations. The Seller has not made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. All representations and warranties and agreements shall survive the closing and any examination or investigation at any time made by the Purchaser.

14. Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representative, successors, and assigns of the parties.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid, to any Seller at the address furnished by such Seller to the Purchaser in writing.

16. Choice of Law and Jurisdiction. This Agreement has been executed in the State of Georgia and shall be construed in accordance with the laws of such state and from other agreements. The parties further agree that any action brought to enforce this Agreement shall be brought only in the state and federal courts in that state and the parties hereby irrevocably submit themselves to the exclusive jurisdiction of such courts.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18. Actions Necessary to Complete Transaction. Each party hereby agrees to execute and deliver all such other documents or instruments and to take any action as may be reasonably required in order to effectuate the transactions contemplated by this Agreement.

19. Waiver. Any waiver by either party of any breach of any term of condition of this Agreement shall not be deemed a waiver of any other breach of such term or condition, nor shall the failure of either party to enforce such provision constitute a waiver of such provision or of any other provision, nor shall such action be deemed a waiver or release of any other party for any claims arising out of or connected with this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

SELLER:                                    PURCHASER:

SECURFONE AMERICA, INC                     TELEDATA  WORLD  SERVICES,  INC., a
                                           Nevada corporation


By: /s/ Paul Silverman                     By: /s/ Tony Cullen
    --------------------------------           -------------------------------
                                                   Tony Cullen
Its: Chief Executive Officer               Its: President
    --------------------------------           -------------------------------

                                    EXHIBIT A



                                   LIABILITIES


                                      NONE

                                    EXHIBIT B




                              NO LITIGATION PENDING

                                    EXHIBIT C

                      SECURFONE MIAMI OFFICE INVENTORY LIST



         Office Furniture
Quantity                   Description of Item                         Item Cost              Total Cost
     1   Desk, Executive L shaped with return                                   $799.00          $799.00
     3   Desk, Work Centers w/key board holders                                 $199.00          $597.00
     1   Desk, Executive with right return                                      $300.00          $300.00
     1   Table, Lounge, round, light oak                                        $160.00          $160.00
     1   Microwave Cart, White                                                  $ 89.00           $89.00
     1   File cabinet, Lateral 4 drawer, beige                                  $579.00          $579.00
     2   File cabinet, Lateral 2 drawer, beige                                  $349.00          $758.00
     2   File cabinet, letter size, 2 drawer                                     $69.99          $138.00
     1   Chair, Executive, high back with arms                                  $149.00          $149.00
     2   Chair, Executive with arms grey/black                                   $99.00          $198.00
     2   Chair, secretarial, grey/black                                          $79.00          $158.00
--------------------------------------------------------------------------------------------------------
                                                     TOTAL                                     $3,925.00
     Office Equipment & Software
Quantity                   Description of Item

     1   Telephone System, Comdial 8 lines                                    $2,500.00        $2,500.00
     6   Telephone Sets, Comdial, Black                                         $250.00        $1,500.00
     1   GE Refrigerator, 3.5 cubic ft.                                         $159.00          $159.00
     1   Sharp Microwave, white                                                 $149.00          $149.00
     2   Computer, pentium 133 w/28.8 modems                                  $1,200.00        $2,400.00
     4   Monitors, Color, super vga                                             $200.00          $800.00
     2   Computer, 486                                                          $800.00        $1,600.00
     3   Fax machines, Hewlet Packard Office Jet                                $399.00        $1,197.00
     1   Winfax for windows                                                     $100.00          $100.00
     1   Procom-Plus for windows                                                $200.00          $200.00
     1   Bishop Books                                                           $250.00          $250.00
     1   Dialogic Voice Systems                                                 $200.00          $200.00
     1   Dialogic Voice Board                                                   $800.00          $800.00
     I   Act 3.4 for windows                                                    $150.00          $150.00
     1   Back-up system, UPS                                                    $499.00          $499.00
     1   Min Inventory & Cellular Activation Program                         $50,000.00       $50,000.00
--------------------------------------------------------------------------------------------------------
                                                     TOTAL                                    $62,504.00
         Office Accessories
     Quantity              Description of Items

     1   Magnavox Radio & CD player                                             $89.00            $89.00
     1   Eureka Super Broom                                                     $49.00            $49.00
     4   Staplers, swingline                                                    $12.00            $48.00
     2   Calculator, desk top                                                   $25.00            $50.00
         Calculator, desk top, small                                            $12.00            $12.00
     1   Frames, pictures & posters                                             $35.00           $105.00
     4   Plants w/ pots                                                         $25.00           $100.00
     2   Boards                                                                 $20.00            $40.00
         Stationary supplies, tape dispensers, pencils,                        $200.00           $200.00
                  pens, markers, paper clip remover,
                  Lounge supplies, coffee, creamer,
                  sugars, cups                                                  $50.00            $50.00
--------------------------------------------------------------------------------------------------------
                                            TOTAL                                                $743.00
-------------------------------------------------------------------------------------------------------------------
         GRAND TOTAL                                                            $67,172.00
-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

       NO MATERIAL CONTRACTS OTHER THAN THOSE LISTED IN EXHIBIT E & F

                                    EXHIBIT E


                               EMPLOYEE CONTRACTS


IVONNE SUAREZ

     Original employee contract dated April 1, 1996. Increase in salary dated September 1,1998.

                                    EXHIBIT F



                          CARRIER RESELLER AGREEMENTS:


Carrier Reseller Agreement between the Company and Airtouch Cellular dated
    October 1st, 1998.

Carrier Reseller Agreement between the Company and Ameritech Cellular dated May
    13th, 1998.

Carrier Reseller Agreement between the Company and Bell Atlantic Mobile dated
    October 31st, 1997.

Carrier Reseller Agreement between the Company and BellSouth Cellular
    Corporation dated October 13th ,1997.

Carrier Reseller Agreement between the Company and GTE Wireless dated June 26th,
    1997.

Carrier Reseller Agreement between the Company and Mobile One Wireless Network dated November 1st, 1996.

                                    EXHIBIT G


                                LETTERS OF CREDIT

Carrier                     Amount         Bank/LC No                   Market         Expiration
----------------------------------------------------------------------------------------------------
                           $100,000.00     City Nat. S49678            All Markets       4/l/99
GTE                        $200,000.00     City Nat. 980403.OD.0414    All Markets       4/l/99
Ameritech                  $100,000.00     City National S49389        Chic./Detroit     4/1/99
Bell Atlantic Nynex        $250,000.00     Union Bank 315S611076       All Markets      4/15/99
BellSouth Mobility         $ 50,000.00     City Nat. 980402.OD.0409    Atlanta           4/1/99
BellSouth Mobility         $  3,750.00     City Nat. 980224.OD.0369    Atlanta           4/1/99
BellSouth Mobility         $  6,250.00     City Nat. 305S6111128       New Orleans      4/15/99
BellSouth Mobility         $  8,750.00     City Nat. S50010            FL                4/1/99
BellSouth Mobility         $ 10,000.00     City Nat. 980813.OD.0517    FL                4/1/99
BeflSouth Mobility         $  8,750.00     City Nat. 980402.OD.0410    FL                4/l/99
BcIlSouth Mobility         $ 10,000.00     City Nat. 971217.OD.0147    Miami             4/1/99
Airtouch Cellular          $ 50,000.00     Union Bank - 315S611168     Los Angeles      4/15/99
Airtouch Cellular          $ 18,600.00     Union Bank 315S611167       Phoenix          4/15/99
Mobile One                 $ 50,000.00     Union Bank - 315S610723     Miami            4/15/99
----------------------------------------------------------------------------------------------------

TOTAL:                     $866,100.00



TOTAL DOLLARS ALLOCATED FOR LCs:                                    $866,100.00
ADDITIONAL DOLLARS AVAILABLE FOR LCs:                               $133,900.00

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TOTAL:                                                            $1,000,000.00
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